UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2010

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 9, 2010, Howard L. Lance, Chairman, President and Chief Executive Officer of Harris Corporation ("Harris"), established a written pre-arranged plan to sell shares of Harris stock. The plan was established as part of Mr. Lance’s long-term strategy for asset diversification and financial, estate and tax planning activities. Mr. Lance’s plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Harris’ insider trading policy.

The plan provides for the sale of 50,000 shares of Harris stock. Such shares will be sold on predetermined dates in September 2010, subject to early termination or suspension upon the occurrence of certain specified events. Mr. Lance’s ownership interest in Harris is considerably in excess of Harris’ stock ownership guidelines, even taking into account the sale of shares pursuant to the plan. The transactions under the plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.

Rule 10b5-1 permits individuals to establish pre-arranged stock trading plans when they are not in possession of material non-public information, and allows such pre-arranged trades to be made pursuant to the plan regardless of any subsequent material non-public information that an individual may receive. Using these plans, individuals can prudently and gradually diversify their investment portfolios over time.

Except as may be required by law, Harris does not undertake to report any Rule 10b5-1 plans that may be adopted by any other officers or directors of Harris, nor to report modifications or termination of any such plans, including Mr. Lance’s plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

August 13, 2010	By:	Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, Associate General Counsel and Secretary